                                                                       EXHIBIT 5

          Opinion of Alston & Bird LLP as to the legality of the Notes

                                 ALSTON & BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424


                                  404-881-7000
                                Fax: 404-881-7777



                                 August 12, 1997


IRT Property Company
200 Galleria Parkway, N.W.
Suite 1400
Atlanta, Georgia  30339


    Ladies and Gentlemen:

         This opinion is given in connection with the public offering by IRT Property Company (the "Company") of $75,000,000 principal amount of 7.25% Senior Notes due 2007 of the Company (the "Notes"). The offering of the Notes will be made pursuant to a Prospectus Supplement dated August 12, 1997 (the "Prospectus Supplement"), relating to the Prospectus dated November 9, 1995, filed with the Company's Shelf Registration Statement (Commission File No. 33-63523) on Form S-3 (the "Registration Statement"). The Notes are proposed to be issued by the Company pursuant to an indenture dated November 9, 1995 between the Company and SunTrust Bank, Atlanta, Georgia, as Trustee, to be supplemented by Supplemental Indenture No. 2 on August 15, 1997 (the "Indenture").

         As counsel to the Company, we have examined the relevant corporate and other documents incident to the giving of this opinion. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as original documents, and conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. Based upon the foregoing, we are of the following opinion:

         The Notes covered by the Registration Statement, when issued, sold and authenticated in accordance with the terms of the Indenture pursuant to the Underwriting Agreement between the Company and PaineWebber Incorporated and Salomon Brothers Inc will be duly authorized, legally issued, valid and binding obligations of the Company.


1211 East Morehead Street   3605 Glenwood Avenue   601 Pennsylvania Avenue, N.W.
   P. O. Drawer 34009        P. O. Drawer 31107       North Building, Suite 250
Charlotte, NC 28234-4009    Raleigh, NC 27622-1107    Washington, DC 20004-2601
     704-331-6000               919-420-2200                 202-508-3300
   Fax: 704-334-2014            Fax: 919-881-3175         Fax: 202-508-3333

IRT Property Company
August 12, 1997
Page 2




         We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading "Legal Opinions" in the Prospectus Supplement.

                                                 Very truly yours,

                                                 /s/ RALPH F. MACDONALD, III
                                                 ------------------------------
                                                 Ralph F. MacDonald, III


REM:mls